UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 21, 2010

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 17th Street, Suite 4200
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(303) 296-3006
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Controller and Chief Accounting Officer

Effective July 21, 2010, the Board of Directors of Intrepid Potash, Inc. (“Intrepid”) appointed Brian D. Frantz, age 47, as Controller and Chief Accounting Officer of Intrepid.  From October 2008 until July 2010, Mr. Frantz served as Chief Financial Officer of Honnen Equipment Company, a private company specializing in selling and leasing construction equipment, where he was responsible for all finance and accounting functions.  From June 2008 until September 2008, Mr. Frantz served as Chief Financial Officer of DWF Wholesale Florists Company, a national wholesale florist.  From June 1998 until May 2007, Mr. Frantz served as Vice President — Finance and Chief Financial Officer of RE/MAX International, Inc., a large private company engaged in the real estate brokerage franchisor business.  While at RE/MAX International, Inc., Mr. Frantz was responsible for all financial and accounting matters, including budgeting and forecasting, financial reporting, banking and tax planning.  Prior to joining RE/MAX International, Inc., Mr. Frantz was a senior manager in the audit practice of Arthur Andersen LLP.  Mr. Frantz had been with Arthur Andersen LLP since 1986, serving public and private companies primarily in the cable television, manufacturing, mining and real estate industries.

As Controller and Chief Accounting Officer of Intrepid, Mr. Frantz will be paid a base salary of $160,000 per annum.  Upon commencement of his employment with Intrepid, Mr. Frantz received a cash starting bonus in the amount of $10,000 and a grant of restricted shares of common stock under Intrepid’s 2008 Equity Incentive Plan.  Mr. Frantz’s grant of restricted shares of common stock contained the following terms and conditions: (i) the grant consisted of the number of shares of common stock determined by taking $25,000 divided by the Fair Market Value (as defined in the 2008 Equity Incentive Plan) of Intrepid’s common stock on the date of issuance (rounded down to the next whole share), (ii) the grant vests in three equal annual installments on February 4, 2011, February 4, 2012, and February 4, 2013 (provided Mr. Frantz remains in the continuous service of Intrepid through such dates), and (iii) the grant is subject to the other terms and conditions set forth in the Restricted Stock Grant Agreement, a form of which is filed as Exhibit 10.18 to Intrepid’s Amendment No. 3 to Form S-1 filed on April 7, 2008, and incorporated herein by reference.

Mr. Frantz is eligible for all benefits offered generally to Intrepid employees in Denver, for participation in the employee bonus programs, for grants under the Intrepid Potash Inc. 2008 Equity Incentive Plan in such amounts and subject to such terms and conditions as are established by Intrepid’s compensation committee and for all perquisites available generally to employees in Denver.  Mr. Frantz’s target annual bonus/short-term cash incentive will be 30 percent of his base salary and his target bonus amount for annual grants to be made under the 2008 Equity Incentive Plan will be 30 percent of his base salary.  Intrepid and Mr. Frantz have not entered into a written employment agreement.

Change in Control Severance Agreement

On July 21, 2010, Intrepid Potash, Inc. (“Intrepid”) entered into a Change in Control Severance Agreement with Brian D. Frantz.

Pursuant to the terms of the Change in Control Severance Agreement (the “Severance Agreement”), Mr. Frantz will be entitled to receive certain payments and benefits upon the occurrence of a “change in control” (as defined below). If Mr. Frantz’s employment is terminated within 6 months after the date of a change in control, either by Intrepid or the acquirer (or by the executive as a result of certain Intrepid or acquirer actions, such as a reduction in base salary or bonus opportunity, a material diminution in responsibility, or if the acquirer offers the executive a similar position that would require relocation), Mr. Frantz will be entitled to receive:

•        a lump-sum payment equal to the sum of the executive’s then-current annual base salary plus the average of the past two years’ actual payments under Intrepid’s annual Short-Term Incentive Plans;

•        a pro-rata payment of the executive’s target bonus amount payable under Intrepid’s Short-Term Incentive Plan for the then-current year;

•        continuation of standard health and welfare benefits until alternate employment is obtained, up to a maximum of one year; and

•        individual outplacement services up to a maximum of $5,000.

The Severance Agreement does not contain tax gross-up provisions.

In addition, all of Mr. Frantz’s unvested grants under Intrepid’s 2008 Equity Incentive Plan will automatically become fully vested upon the occurrence of a change in control, whether or not his employment is terminated in connection with the change in control.

As a condition to the receipt of payments under the Severance Agreement, Mr. Frantz is prohibited from divulging Intrepid’s confidential information or disparaging Intrepid, and from soliciting Intrepid’s employees for a period of one year following the date of termination.

A “change in control” for purposes of the Severance Agreement is deemed to occur if:

•        any individual, entity, or group (other than certain stockholders) acquires beneficial ownership of 30 percent or more of the combined voting power of Intrepid’s outstanding securities entitled to vote generally in the election of directors;

•        the individual directors of the Board of Directors as of the date the Severance Agreement is adopted cease to constitute at least two-thirds of the Board of Directors (for this purpose, any new director whose election or nomination was approved by the existing Board of Directors shall be deemed to have been a director as of the date the Severance Agreement was adopted);

•        consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of Intrepid, or a sale or disposition, direct or indirect, of Intrepid’s assets, unless the persons holding the outstanding voting securities of Intrepid prior to such event own more than 30 percent of the voting securities of the successor entity in substantially the same proportion as their ownership of Intrepid immediately prior to such event; or

•        Intrepid’s voting stockholders approve a complete liquidation or dissolution of Intrepid.

The foregoing description of the Severance Agreement for Mr. Frantz is qualified by the full terms and conditions contained in the form of Change in Control Severance Agreement filed as Exhibit 10.20 to Intrepid’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Change-in-Control Severance Agreement.(1)

10.2	Form of Restricted Stock Grant Agreement.(2)

(1)   Incorporated by reference to Intrepid’s Annual Report on Form 10-K (File No. 001-34025) filed on March 1, 2010.

(2)   Incorporated by reference to Amendment No. 3 to Intrepid’s Registration Statement on Form S-1 (Registration No. 333-148215) filed on April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: July 23, 2010	By:	/s/ David W. Honeyfield
		Name:	David W. Honeyfield
		Title:	President and Chief Financial Officer